UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2025

MOLSON COORS BEVERAGE COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-14829

Delaware	84-0178360
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

P.O. Box 4030, BC555, Golden, Colorado 80401

111 Boulevard Robert-Bourassa, 9th Floor, Montréal, Québec, Canada H3C 2M1

(Address of principal executive offices, including zip code)

(303) 279-6565 / (514) 521-1786

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.01	TAP.A	New York Stock Exchange
Class B Common Stock, par value $0.01	TAP	New York Stock Exchange
3.800% Senior Notes due 2032	TAP 32	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Gavin D.K. Hattersley as President and Chief Executive Officer and Director

On April 12, 2025, Gavin D.K. Hattersley, President and Chief Executive Officer of Molson Coors Beverage Company (the “Company”) and a member of the Company’s Board of Directors (the “Board”), informed the Company and the Board that he intends to retire from the Company and as a member of the Board, in each case, by December 31, 2025 (the “Retirement”). Mr. Hattersley’s decision to retire was not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Issuance of Retention Awards

To encourage retention of the Company’s executive team through the leadership transition, the Compensation and Human Resources Committee of the Board granted special retention awards of time-based restricted stock units (“RSUs”) under the Amended and Restated Molson Coors Beverage Company Incentive Compensation Plan (the “Plan”), effective as of April 14, 2025, to each of Tracey I. Joubert, the Company’s Chief Financial Officer, Michelle St. Jacques, the Company’s Chief Commercial Officer, Natalie G. Maciolek, the Company’s Chief Legal & Government Affairs Officer and Secretary, and the other direct executive reports of Mr. Hattersley who are not named executive officers of the Company.

The retention awards will have a grant date value that is approximately $4,000,000 for Ms. Joubert, and equal to the current base salary for Ms. St. Jacques and Ms. Maciolek: $750,282 for Ms. St. Jacques, and $627,314 for Ms. Maciolek. In the case of Ms. Joubert, 37.5% of her retention award will be eligible to vest on the first anniversary of the grant date and the remaining 62.5% on the second anniversary of the grant date. In the case of Mss. St. Jacques and Maciolek, 100% of their respective retention awards will be eligible to vest on the second anniversary of the grant date.

Each retention award is subject to the applicable recipient’s continued employment with the Company on such vesting dates and will terminate without vesting or further vesting, as applicable, if the recipient fails to be employed with the Company prior to the applicable vesting dates. Each respective retention award may accelerate in the event of involuntary termination without cause, death or disability (each, as defined in the retention award agreement).

The foregoing summary of the retention awards does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the form of retention award agreements, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2025.

Item 7.01. Regulation FD Disclosure.

On April 14, 2025, the Company issued a press release announcing the Retirement. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated into this Item 7.01 by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Document Description
99.1	News Release of Molson Coors Beverage Company dated April 14, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BEVERAGE COMPANY

Date:	April 14, 2025	By:	/s/ Natalie G. Maciolek
Natalie G. Maciolek
Chief Legal & Government Affairs Officer and Secretary

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